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                                                        Exhibit 99




Contacts:
       Analyst contact:  Dennis E. McDaniel
       Vice President, Investor Relations
       513-603-2197
       dennis.mcdaniel@ocas.com

       Media contact:  Cindy L. Denney
       Assistant Vice President, Corporate Communications
       (Ofc.) 513-603-2074    Cell: 513-703-7372
       cindy.denney@ocas.com


For Immediate Release

                         OHIO CASUALTY CORPORATION
                         DECLARES REGULAR DIVIDEND


FAIRFIELD, Ohio, November 15, 2006--- The Directors of Ohio Casualty Corporation (NASDAQ: OCAS) declared on November 15, 2006, a regular dividend of $.09 per share, payable December 12, 2006, to shareholders of record on December 1, 2006.

Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked among the top 50 U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2006). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.8 billion as of September 30, 2006.

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